Worldwide Headquarters
400 Galleria Parkway
Suite 200
Atlanta, GA. 30339
Tel: +1.678.589.3500
Fax: +1.678.589.3750
www.verso.com
EXHIBIT 99.3
Verso Hires New Chief Financial Officer
Company Expects Record Revenues for the Third Quarter 2006
ATLANTA, GA — (October 18, 2006) — Verso Technologies, Inc. (Nasdaq: VRSO), a global provider of next generation network solutions, announced today that it has hired Martin D. Kidder as its new chief financial officer, effective November 1, 2006. Kidder brings more than 20 years of financial management experience to the company, with 14 years in executive roles with high growth telecommunications companies, and extensive experience in mergers and acquisitions as well as SEC reporting.
Kidder comes to Verso from CipherTrust, Inc., a global provider of messaging security products, where he served as corporate controller for more than two years. CipherTrust was acquired in August 2006 by Secure Computing. Previously, Kidder was controller of both GE Energy’s Network Reliability and Rentals businesses, as well as controller for Glenayre Technologies, Inc., a global provider of next-generation messaging solutions and enhanced services for wireless/wireline carriers and MSO/cable operators. Kidder was also vice president and controller at World Access, Inc., an international provider of voice, data, and Internet products from 1992-2001.
Kidder began his career with PricewaterhouseCoopers LLP in Detroit, Michigan, where he obtained his certified public accountant license.
“Marty is well known to us at Verso, having worked with our Executive Chairman Steve Odom, for many years at World Access,” said Monty Bannerman, chief executive officer, Verso Technologies. “He has managed numerous merger, acquisition, divestiture and restructuring initiatives, financing transactions, and business integrations and business systems implementations. Marty’s extensive experience with rapidly growing public technology companies will be of great value to us.”
Kidder will replace Juliet Reising, Verso’s chief financial officer, who will remain at Verso for the month of November to work with him and will continue to assist the company as a consultant.
“We have made significant progress towards our strategic goals over the past four months,” said Reising. “In June, we closed on the Verilink acquisition, which provided us a great domestic Tier-1 customer base and also added proven senior management talent to our team. In September, we obtained our new credit facility with Laurus, which provides us greater liquidity and flexibility as we continue to execute our growth strategy. The fact that we expect to report record quarterly revenues for the third quarter 2006 in excess of $13 million, is further evidence of our progress. I look forward to working with Marty and the rest of the Verso team over the next several months to ensure a smooth transition.”
“I am looking forward to joining Verso and in particular working with Steve again, as well as working with Monty Bannerman. I am impressed with Monty’s successful initiatives to streamline operations and refocus sales to larger and more strategic customers,” said Kidder. “I feel that Monty and Steve make a formidable team for success and I think my past experience will add to the team. It is an exciting time to be joining Verso as it appears that market conditions have become favorable again to capitalize on our high growth opportunity.”

A global provider of Next Generation Network solutions

About Verso Technologies
Verso is a global provider of next generation network solutions offering a core-to-edge product portfolio primarily for telecommunications service providers. The company’s products enable its customers to secure and optimize network bandwidth, generate additional revenue and reduce costs. Verso’s applications and services are cost effective, deploy quickly and provide a superior return on investment. For more information, contact Verso at www.verso.com or call 678.589.3500.
Media Relations Contact:
Christine Puleo
Director, Public Relations
Verso Technologies, Inc
786-385-8762
Christine.Puleo@verso.com
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A global provider of Next Generation Network solutions